As filed with the Securities and Exchange Commission on May __, 1995
                                              Registration No. 33-_______

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            __________________

                      PHILLIPS-VAN HEUSEN CORPORATION
            (Exact name of issuer as specified in its charter)

              Delaware                          13-1166910
     (State of incorporation)                 (I.R.S Employer
                                           Identification Number)

                        1290 Avenue of the Americas
                         New York, New York  10104
                 (Address of principal executive offices)
                            ___________________

       Voluntary Investment Plan of Phillips-Van Heusen Corporation
                         (Crystal Brands Division)
                         (Full title of the plan)
                            ___________________


          Eugene O. Kessler                  Copy to:
          1290 Avenue of the Americas        Edward H. Cohen, Esq.
          New York, New York  10104          Rosenman & Colin
          (212) 468-7180                     575 Madison Avenue
          (Name, address and telephone       New York, New York 10022
          number of agent for service)       (212) 940-8580
                 CALCULATION OF REGISTRATION FEE

Title of                     Proposed maximum   Proposed maximum    Amount of
securities to  Amount to be  offering price     aggregate offering  registration
be registered   registered   per share*         price*              fee



Common Stock,
 par value $1.00
 per share......   25,000     $14.81             $370,250          $128.00

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


     *Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on May 2, 1995.
                            ___________________

     The Exhibit Index required by Item 601 of Regulation S-K is located at page 15 of the sequential numbering system appearing in the manually signed copy of this Registration Statement, totalling 143 pages, filed with the Securities and Exchange Commission.

                                 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Phillips-Van Heusen Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-724) are incorporated in this Registration Statement by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1995, as filed with the Commission on May 1, 1995.


     b. The Company's Current Report on Form 8-k, as amended as filed with the Commission on March 6, 1995 and April 28, 1995, respectively.

     c. The information in respect of the Company's capital stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form S-3 (Registration No. 33-46770) filed with the Commission on March 27, 1992.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-Laws of the Company provide that the Company may indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. In addition, the Certificate of Incorpor-ation of the Company provides for a director or officer to be indemnified unless his acts (i) constituted a breach of his fiduciary duties to the Company or its stockholders, (ii) were committed in bad faith or were the result of active or deliberate dishonesty, (iii) violated Section 174 of the GCL or (iv) resulted in a personal gain or financial profit or other advantage to which he is not legally entitled. The Company also has in effect directors' and officers' liability insurance.


ITEM 8.   EXHIBITS

Exhibit No.    Description

*4(a)          Form of Voluntary Investment Plan (the "Plan") of
               Phillips-Van Heusen Corporation (Crystal Brands
               Division).

4(b) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's Annual
               Report on Form 10-K for the fiscal year ended
               January 29, 1977).

4(c) Amendment to Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1988).

4(d)           Amendment to Certificate of Incorporation filed
               June 1, 1993 (incorporated by reference to Exhibit
               3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1994).

4(e) By-Laws of the Company (incorporated by reference to Exhibit 6 to the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 1977).

4(f) Amendment to Section 4 of Article II of the By-Laws of the Company (incorporated by reference to Exhibit 28.3 to the Company's Report on Form 8-K filed September 5, 1987).

4(g) Preferred Stock Purchase Rights Agreement (the "Rights Agreement"), dated June 10, 1986 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 3 to the Company's Quarterly Report as filed on Form 10-Q for the period ended May 4, 1986).

4(h) Amendment to the Rights Agreement, dated March 31, 1987 between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended February 2, 1987).

4(i) Supplemental Rights Agreement and Second Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit (c)(4) to the Company's Schedule 13E-4, Issuer Tender Offer Statement, dated July 31, 1987).

4(j) Specimen of common stock certificate of the Company (incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1981).

5(a) Opinion of Rosenman & Colin regarding the legality of the securities upon their sale.

               See Item 9 Paragraph 4 for an undertaking with respect to the Plan.

23(a)          Consent of Ernst & Young LLP.

23(b)          Consent of Rosenman & Colin (included in Exhibit
               5(a)).


   Filed herewith


ITEM 9.   UNDERTAKINGS

     1. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnifi-cation against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant hereby undertakes that, it shall submit the Plan and any amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner and shall make all changes required by the IRS in order to qualify the Plan.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of May, 1995.

                              PHILLIPS-VAN HEUSEN CORPORATION
                                        (Registrant)


                              By   Bruce J. Klatsky
                                   Bruce J. Klatsky
                                   Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



     Signature



Bruce J. Klatsky                       Date:  May 1, 1995
Bruce J. Klatsky
Chairman, President, Chief
Executive Officer and Director of
Phillips-Van Heusen Corporation



Irwin W. Winter                        Date:  May 1, 1995
Irwin W. Winter
Vice President-Finance, Chief
Financial officer and Director
of Phillips-Van Heusen Corporation



Emanuel Chirico                        Date:  May 1, 1995
Emanuel Chirico
Vice President and Corporate
Controller (Chief Accounting
officer) of Phillips-Van Heusen
Corporation



Edward H. Cohen                        Date:  May 1, 1995
Edward H. Cohen
Director of Phillips-Van Heusen
Corporation

Estelle Ellis                          Date:  May 1, 1995
Estelle Ellis
Director of Phillips-Van Heusen
Corporation



Joseph B. Fuller                       Date:  May 1, 1995
Joseph B. Fuller
Director of Phillips-Van Heusen
Corporation



Harry N.S. Lee                         Date:  May 1, 1995
Harry N.S. Lee
Director of Phillips-Van Heusen
Corporation



Maria Elena Lagomasino                 Date:  May 1, 1995
Maria Elena Lagomasino
Director of Phillips-Van Heusen
Corporation



Bruce Maggin                           Date:  May 1, 1995
Bruce Maggin
Director of Phillips-Van Heusen
Corporation



Ellis E. Meredith                      Date:  May 1, 1995
Ellis E. Meredith
Director of Phillips-Van Heusen
Corporation



                                       Date:  May __, 1995
Steven L. Osterweis
Director of Phillips-Van Heusen
Corporation



                                       Date:  May __, 1995
William S. Scolnick
Director of Phillips-Van Heusen
Corporation



Peter J. Solomon                       Date:  May 1, 1995
Peter J. Solomon
Director of Phillips-Van Heusen
Corporation

      Pursuant to the requirements of the Securities Act of 1933, the committee members have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 1, 1995.


                              VOLUNTARY INVESTMENT PLAN
                              OF PHILLIPS-VAN HEUSEN
                              CORPORATION (CRYSTAL BRANDS
                              DIVISION)



                              By   Pamela N. Hootkin
                                   Pamela N. Hootkin
                                   Committee Member

                          EXHIBIT INDEX
Document                                               Page
                                                       Number

4(a)  Form of Voluntary Investment Plan of
      Phillips-Van Heusen Corporation (Crystal
      Brands Division.

4(b) Certificate of Incorporation (incorporated by reference to Exhibit 5 to the Company's
      Annual Report on Form 10-K for the fiscal year ended January 29, 1977).

4(c) Amendment to Certificate of Incorporation filed June 2, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Annual
      Report on Form 10-K for the fiscal year ended
      January 31, 1988).

4(d) Amendment to Certificate of Incorporation filed June 1, 1993 (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended
      January 30, 1994).

4(e)  By-Laws of the Company (incorporated by
      reference to Exhibit 6 to the Company's
      Annual Report on Form 10-K for the fiscal year ended January 29, 1977).

4(f)  Amendment to Section 4 of Article II of the
      By-Laws of the Company (incorporated by
      reference to Exhibit 28.3 to the Company's
      Report on Form 8-K filed September 5, 1987).

4(g)  Preferred Stock Purchase Rights Agreement
      (the "Rights Agreement"), dated June 10, 1986 between the Company and The Chase Manhattan
      Bank, N.A. (incorporated by reference to Exhibit 3 to the Company's quarterly Report as filed on Form 10-Q for the period ended
      May 4, 1986).

4(h)  Amendment to the Rights Agreement, dated
      March 31, 1987 between the Company and The
      Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 4(c) to the Company's
      Annual Report on Form 10-K for the year ended
      February 2, 1987).

4(i)  Supplemental Rights Agreement and Second
      Amendment to the Rights Agreement, dated as of July 30, 1987, between the Company and The
      Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit (c)(4) to the Company's
      Schedule 13E-4, Issuer Tender Offer
      Statement, dated July 31, 1987).

4(j) Specimen of common stock certificate of the Company (incorporated by reference to Exhibit
      4 to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1981).

5(a) Opinion of Rosenman & Colin regarding the legality of the securities upon their sale.

23(a) Consent of Ernst & Young LLP.

23(b) Consent of Rosenman & Colin (included in
      Exhibit 5(a)).


  Filed herewith